SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     MID-AMERICA APARTMENT COMMUNITIES, INC.
             (Exact name of registrant as specified in its charter)

           TENNESSEE                                            62-154819
   State of Incorporation or Organization                   (I.R.S.Employer
                                                            Identification No.)

 6584 POPLAR AVENUE, SUITE 340, MEMPHIS, TENNESSEE                  38138
        (Address of principal executive offices)                 (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates:
___________________ (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

                                                NAME OF EACH EXCHANGE ON
TITLE OF CLASS TO BE SO REGISTERED          WHICH EACH CLASS IS TO BE REGISTERED

____% Series C Cumulative Preferred Stock,       New York Stock Exchange
par value $.01 per share

Securities to be registered pursuant to Section 12(g) of the Act:

                                 NOT APPLICABLE
                                (title of class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        A description of the ____% Series C Cumulative Redeemable Preferred Stock, par value $.01 per share of the Registrant is contained in a Rule 424(b) Prospectus Supplement filed with the Securities and Exchange Commission on June 16, 1998 supplementing the Registrant's Registration Statement on Form S-3 (No. 333-34775), which became effective on September 9, 1997, which Preliminary Prospectus Supplement shall be deemed to be incorporated herein by reference for all purposes.

ITEM 2.  EXHIBITS

        The securities described herein are to be registered on the New York Stock Exchange, on which other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with Part I to the Instructions as to Exhibits on Form 8-A, have been duly filed with the New York Stock Exchange:

        4.1 Form of Articles of Amendment to the Amended and Restated Charter Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock.

        4.2* Specimen share certificate for __% Series C Cumulative Preferred Stock.

        4.3* Definitive Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock.
-------------------
* To be filed by amendment

                                   SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                     Mid-America Apartment Communities, Inc.

                                            By: /s/ SIMON R.C. WADSWORTH
                                            Title:  CHIEF FINANCIAL OFFICER

June 23, 1998

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